A PARTNERSHIP OF INCORPORATED PROFESSIONALS	AMISANO HANSON
CHARTERED ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Form 20-F, Amendment #3, of PowerNova Technologies Corporation (the "Company"), of our report dated January 10, 2005, except as to Note 4, which is as of March 5, 2005, on the financial statements of the Company as of May 31, 2004 and for the year then ended.  We also consent to the reference to our firm under the heading “Statement by Experts” in the Form 20-F, Amendment #3.  Our report dated January 10, 2005, except as to Note 4, which is as of March 5, 2005, contains additional comments that state that conditions and events exist that cast substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of the uncertainty.

“AMISANO HANSON”

AMISANO HANSON

Chartered Accountants

Vancouver, BC, Canada

June 4, 2007

07/O/PowerNova 20F June 2007.CONS

750 WEST PENDER STREET, SUITE 604	TELEPHONE: 604-689-0188
VANCOUVER CANADA	FACSIMILE: 604-689-9773
V6C 2T7	E-MAIL: amishan@telus.net